UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2017

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)

(707) 766-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On September 6, 2017, the Compensation Committee of the Board of Directors of Calix, Inc. (the “Company”) approved and the Company adopted the Calix, Inc. Amended and Restated Executive Change in Control and Severance Plan effective September 6, 2017 (the “Plan”). The Plan amends and restates in its entirety the Calix, Inc. Executive Change in Control and Severance Plan effective July 20, 2010 and is intended to replace any existing employment agreement between the Company and the Eligible Executives (as defined below) regarding severance or Change in Control (as defined in the Plan).

Eligible Executives

The Plan covers certain executives of the Company at a level of Vice President and above as identified in the Plan according to Group A (President and Chief Executive Officer), Group B (Executive Vice President; Senior Vice President, Services), Group C (Senior Vice President; Vice President, General Counsel; Vice President, Information Technology; Vice President, Cloud Products; Vice President, Systems Products; Chief Marketing Officer) and Group D (Vice President, Sales; Vice President, Supply Chain Operations; Vice President, Services Strategy, Portfolio and Operations) (collectively, “Eligible Executives”).

Severance Benefits Absent a Change in Control

Under the terms of the Plan, if the Company terminates an Eligible Executive’s employment other than for Cause (as defined in the Plan) outside of the Change in Control Period (as defined below), and the Eligible Executive is a member of Groups A, B or C, the Eligible Executive may be entitled to receive the following benefits, all as described in the Plan:

•	a severance payment equal to 12 months base salary for Eligible Executives in Groups A and B, and 6 months base salary for Eligible Executives in Group C;

•
a bonus payment equal to 100% of the pro-rata portion of his or her annual target bonus opportunity (“Pro-Rata Target”) for Eligible Executives in Groups A and B, and 50% of the Pro-Rata Target for Eligible Executives in Group C;

•	12 months accelerated vesting of unvested equity awards for Eligible Executives in Groups A and B, and 6 months accelerated vesting of unvested equity awards for Eligible Executives in Group C; and

•
12 months of health insurance benefit continuation for Eligible Executives in Groups A and B, and 6 months of health insurance benefit continuation for Eligible Executives in Group C, in each case subject to certain exceptions.

Severance Benefits in Connection with a Change in Control

Under the terms of the Plan, if the Company terminates an Eligible Executive’s employment other than for Cause or the Eligible Executive terminates his or her employment for Good Reason (as defined in the Plan) during a period of time commencing 60 days prior to a Change in Control and ending 12 months following the Change in Control (the “Change in Control Period”), and the Eligible Executive is a member of Groups A, B, C or D, the Eligible Executive may be entitled to receive the following benefits, all as described in the Plan:

•
a severance payment equal to 24 months base salary for Eligible Executives in Group A, 12 months base salary for Eligible Executives in Group B, 9 months base salary for Eligible Executives in Group C and 3 months base salary for Eligible Executives in Group D;

•
a bonus payment equal to 200% of the annual target bonus opportunity for Eligible Executives in Group A, 100% of the annual target bonus opportunity for Eligible Executives in Group B, 75% of the annual target bonus opportunity for Eligible Executives in Group C and 25% of the annual target bonus opportunity for Eligible Executives in Group D;

•
upon attainment of the performance criteria with respect to the Eligible Executive’s annual target bonus opportunity for the fiscal year in which the termination occurs, a pro-rata bonus payment based upon the actual number of days the Eligible Executive was employed during such fiscal year;

•	100% accelerated vesting of unvested equity awards; and

•
24 months of health insurance benefit continuation for Eligible Executives in Group A, 12 months of health insurance benefit continuation for Eligible Executives in Group B, 9 months of health insurance benefit continuation for Eligible Executives in Group C and 3 months of health insurance benefit continuation for Eligible Executives in Group D, in each case subject to certain exceptions.

All payments and other benefits under the Plan are subject to applicable withholding obligations and the Eligible Executive’s granting of a release of all claims and compliance with certain non-competition and non-solicitation covenants.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Executive Change in Control and Severance Plan effective September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2017	CALIX, INC.

		By:	/s/ Suzanne Tom
Suzanne Tom
VP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Change in Control and Severance Plan effective September 6, 2017.

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